Exhibit 99.1

Dex One Reports Third Quarter Performance

Digital Growth Continues; Company On Track to Achieve 2012 Guidance

CARY, N.C.--(BUSINESS WIRE)--October 25, 2012--Dex One Corporation (NYSE: DEXO) today announced third quarter 2012 results highlighted by digital bookings growth of 26 percent. Third quarter 2012 adjusted EBITDA of $137 million was down slightly from the prior year period while adjusted free cash flow of $95 million was up relative to the previous year.

The company re-affirmed full year 2012 guidance and narrowed the range for net revenue ($1,275-$1,300 million), adjusted EBITDA ($535-$565 million) and adjusted free cash flow ($320-$350 million).

Ad sales for the quarter were minus 14 percent, in line with the previously provided guidance. Quarterly bookings and revenue declined 13 percent and 11 percent, respectively.

The company expects to post digital bookings growth for the year in excess of 30 percent.

“In the quarter, local businesses turned to Dex One to manage and expand their presence across mobile, social and local platforms,” said Alfred Mockett, Dex One CEO. “Our digital bookings growth was fueled by customers seeking to integrate their local marketing efforts and connect with consumers.”

“While merger-related activities required some of our attention, we continued to focus on efforts to grow our digital business and further reduce costs” said Dex One CFO Greg Freiberg. “We continue to maintain solid EBITDA margins despite the topline pressure, and remain on track to achieve our annual guidance.”

Dex One SuperMedia Merger Update

Following the announcement of the proposed merger between Dex One and SuperMedia, a joint steering committee of the senior secured lenders for both companies was formed to evaluate the proposed amendments to the parties’ respective credit agreements as set forth in the merger agreement. The consent of the lenders to the proposed amendments is a condition to closing the merger.

Dex One and SuperMedia continue to negotiate with the steering committee to reach agreement on amendments to the parties’ respective credit agreements. The parties are also considering alternatives to the current transaction structure to obtain the necessary lender consents.

Additional information about the proposed merger is included in a Form 8-K filed with the U.S. Securities and Exchange Commission today.

THIRD QUARTER 2012 PERFORMANCE (dollars in millions)
Metric	RESULTS

Year over year change in bookings
Total	(13%)
Digital	26%
Print	(22%)

Year over year change in advertising sales	(14%)

Net revenue	$320
Adjusted EBITDA(1)	$137
Adjusted EBITDA margin(1)	43%
Adjusted free cash flow(1)	$95
Adjusted net debt(1)	$1,951

Net loss, cash flow from operations and total debt (including fair value discount) in the third quarter were $13 million, $98 million and $2,005 million, respectively.

2012 GUIDANCE

The company announced fourth quarter ad sales guidance and updated its existing full year financial guidance for net revenue, adjusted EBITDA and adjusted free cash flow.

(dollars in millions)
Metric	Current Guidance	Prior Guidance(2)
Fourth Quarter
Year over year change in net ad sales	(13%) – (14%)	n/a

Full Year
Net revenue	$1,275 to $1,300	$1,250 to $1,300
Adjusted EBITDA(1)	$535 to $565	$525 to $575
Adjusted free cash flow(1)	$320 to $350	$310 to $360

The outlook for 2012 operating income (midpoint) and cash flow from operations (midpoint) are $125 million and $365 million, respectively.

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q.

Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period.

The year over year change in ad sales is calculated by dividing the difference between ad sales in the current period and adjusted ad sales in the prior year divided by adjusted ad sales in the prior year. Adjustments have been made to prior year’s ad sales in an attempt to create a same store sales metric.

Bookings is another non-GAAP statistical measure that represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period.

The year over year change in bookings is calculated by dividing the difference between bookings in the current period and bookings generated in the prior year divided by bookings generated in the prior year.

It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

THIRD QUARTER INVESTOR CONFERENCE CALL

Dex One Corporation will be hosting a conference call to discuss its third quarter 2012 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-475-0381- others should dial 517-319-9311. The pass code for the call is “Dex One.” In order to ensure a prompt start time, please dial into the call by 8:20 a.m. EDT.

In addition, a live webcast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 866-427-6399 and internationally by dialing 203-369-0893. There is no pass code for the telephonic replay, which will be available through Nov. 8, 2012

Endnotes

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) Full year guidance for net revenue, adjusted EBITDA and adjusted free cash flow originally provided on March 1, 2012.

ABOUT DEX ONE CORPORATION

Dex One Corporation (NYSE: DEXO) is a leading marketing solutions provider helping local businesses and their customers connect wherever and whenever they choose to search. Building on its heritage of delivering print-based solutions, the company provides integrated products and services to help its clients establish their digital presence and generate leads. Dex One’s locally based marketing experts offer a broad network of local marketing solutions including online, mobile and print search solutions, such as DexKnows.com. For more information, visit www.DexOne.com.

SAFE HARBOR PROVISION

Certain statements contained in this press release regarding Dex One Corporation’s (“Dex One’s”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One’s control, include: the continuing decline in the use of print directories; increased competition, particularly from existing and emerging digital technologies; ongoing weak economic conditions and continued decline in advertising sales; our ability to collect trade receivables from customers to whom we extend credit; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; changes in our and our subsidiaries’ credit ratings; changes in accounting standards; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; potential adverse impacts to our operations and customer and vendor relationships resulting from the announcement of the proposed merger with SuperMedia Inc. (“SuperMedia”) or any delays in completing, or failure to complete, the same; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; our ability to maintain agreements with CenturyLink, AT&T and other major Internet search and local media companies; our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s Quarterly Report on Form 10-Q for the period ended Sept. 30, 2012 to be filed with the SEC may contain updates to the information included in this release.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between SuperMedia and Dex One will be submitted to the respective stockholders of SuperMedia and Dex One. In connection with the proposed transaction, Newdex, Inc., a subsidiary of Dex One (“Newdex”), will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a joint proxy statement/prospectus to be used by SuperMedia and Dex One to solicit the required approval of their stockholders and that also constitutes a prospectus of Newdex. INVESTORS AND SECURITY HOLDERS OF SUPERMEDIA AND DEX ONE ARE ADVISED TO CAREFULLY READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. A definitive joint proxy statement/prospectus will be sent to security holders of SuperMedia and Dex One seeking their approval of the proposed transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other relevant documents filed by SuperMedia and Dex One with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed by SuperMedia with the SEC will be available free of charge on SuperMedia’s website at www.supermedia.com under the tab “Investors” or by contacting SuperMedia’s Investor Relations Department at (877) 343-3272. Copies of the documents filed by Dex One with the SEC will be available free of charge on Dex One’s website at www.dexone.com under the tab “Investors” or by contacting Dex One’s Investor Relations Department at (800) 497-6329.

SuperMedia and Dex One and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective security holders with respect to the transaction. Information about these persons is set forth in SuperMedia’s proxy statement relating to its 2012 Annual Meeting of Shareholders and Dex One’s proxy statement relating to its 2012 Annual Meeting of Stockholders, as filed with the SEC on April 11, 2012 and March 22, 2012, respectively, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the sources described above. Security holders and investors may obtain additional information regarding the interests of such persons, which may be different than those of the respective companies’ security holders generally, by reading the joint proxy statement/prospectus and other relevant documents regarding the transaction (when available), which will be filed with the SEC.

(See attached schedules and related footnotes)

DEX ONE CORPORATION		Schedule 1
INDEX OF SCHEDULES

	Schedule 1:	Index of Schedules

	Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2012 and 2011

	Schedule 3:	Unaudited Condensed Consolidated Balance Sheets at September 30, 2012 and December 31, 2011
`
	Schedule 4:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and nine months ended September 30, 2012 and 2011

	Schedule 5:	Reconciliation of Non-GAAP Measures

	Schedule 6:	Statistical Measures - Advertising Sales and Bookings

	Schedule 7:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS				Schedule 2

Amounts in millions, except earnings (loss) per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net revenue (1)	$319.7	$360.1	$998.7	$1,128.6
Expenses	188.0	215.9	578.7	655.1
Depreciation and amortization (2)	104.4	66.0	313.2	182.0
Impairment charges (3)	-	-	-	801.1
Operating income (loss)	27.3	78.2	106.8	(509.6)
Gain on Debt Repurchases, net (4)	-	-	139.6	-
Gain on sale of assets, net (5)	-	-	-	13.4
Interest expense, net	(46.6)	(55.3)	(151.6)	(171.1)
Income (loss) before income taxes	(19.3)	22.9	94.8	(667.3)
Tax (provision) benefit	6.6	(0.7)	3.1	142.8
Net income (loss)	$(12.7)	$22.2	$97.9	$(524.5)

Earnings (loss) per share (EPS):
Basic	$(0.25)	$0.44	$1.94	$(10.47)
Diluted	$(0.25)	$0.44	$1.93	$(10.47)
Shares used in computing EPS:
Basic	50.8	50.2	50.6	50.1
Diluted	50.8	50.2	50.6	50.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 3
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	September 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$95.6	$257.9
Accounts receivable, net	499.2	605.7
Deferred directory costs	98.6	130.8
Short term deferred income taxes, net	71.5	67.8
Other current assets	42.7	51.4
Total current assets	807.6	1,113.6

Fixed assets and computer software, net	117.6	151.5
Intangible assets, net (2)	1,920.0	2,182.1
Other non-current assets	17.7	13.0
Total Assets	$2,862.9	$3,460.2

Liabilities and Shareholders' Equity (Deficit)
Accounts payable and accrued liabilities	$91.7	$126.2
Accrued interest	22.4	29.2
Deferred revenue	505.9	644.1
Current portion of long-term debt (6)	226.1	326.3
Total current liabilities	846.1	1,125.8

Long-term debt (6)	1,778.6	2,184.1
Deferred income taxes, net	78.2	75.5
Other non-current liabilities	68.0	84.7
Total liabilities	2,770.9	3,470.1

Shareholders’ equity (deficit)	92.0	(9.9)

Total Liabilities and Shareholders' Equity (Deficit)	$2,862.9	$3,460.2

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS				Schedule 4

Amounts in millions
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net cash provided by operating activities	$97.6	$82.4	$261.4	$295.0

Investment activities:
Additions to fixed assets and computer software	(5.1)	(4.4)	(17.1)	(19.2)
Proceeds from sale of assets	-	-	0.1	15.4
Net cash used in investing activities	(5.1)	(4.4)	(17.0)	(3.8)

Financing activities:
Long-term debt repurchases and repayments	(77.4)	(52.2)	(400.9)	(207.2)
Debt issuance costs and other financing items, net	(2.4)	-	(5.3)	0.5
Decrease in checks not yet presented for payment	-	-	(0.5)	(17.0)

Net cash used in financing activities	(79.8)	(52.2)	(406.7)	(223.7)

Increase (decrease) in cash and cash equivalents	12.7	25.8	(162.3)	67.5
Cash and cash equivalents, beginning of period	82.9	169.6	257.9	127.9
Cash and cash equivalents, end of period	$95.6	$195.4	$95.6	$195.4

Non-cash financing activities:
Reduction of debt from Debt Repurchases (4)	$-	$-	$144.3	$-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES				Schedule 5a

(unaudited)

EBITDA and Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA for the three months ended September 30, 2012 is determined by adjusting EBITDA for (i) stock-based compensation expense and long-term incentive program and (ii) merger transaction and integration expenses associated with the proposed merger between Dex One and SuperMedia, Inc. Adjusted EBITDA for the three months ended September 30, 2011 is determined by adjusting EBITDA for stock-based compensation expense and long-term incentive program. Adjusted EBITDA for the nine months ended September 30, 2012 is determined by adjusting EBITDA for (i) gain on Debt Repurchases, net, (ii) stock-based compensation expense and long-term incentive program and (iii) merger transaction and integration expenses associated with the proposed merger between Dex One and SuperMedia, Inc. Adjusted EBITDA for the nine months ended September 30, 2011 is determined by adjusting EBITDA for (i) impairment charges, (ii) gain on sale of assets, net and (iii) stock-based compensation expense and long-term incentive program.

Amounts in millions

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of net income (loss) - GAAP to EBITDA and Adjusted EBITDA	2012	2011	2012	2011

Net income (loss) - GAAP	$(12.7)	$22.2	$97.9	$(524.5)
Plus (less): tax provision (benefit)	(6.6)	0.7	(3.1)	(142.8)
Plus: interest expense, net	46.6	55.3	151.6	171.1
Plus: depreciation and amortization	104.4	66.0	313.2	182.0
EBITDA	$131.7	$144.2	$559.6	$(314.2)

Plus: Impairment charges (3)	-	-	-	801.1

Less: Gain on Debt Repurchases, net (4)	-	-	(139.6)	-

Less: Gain on sale of assets, net (5)	-	-	-	(13.4)

Plus: Stock-based compensation expense and long-term incentive program	1.0	1.5	3.9	4.7

Plus: Merger transaction and integration expenses	4.4	-	4.4	-

Adjusted EBITDA	$137.1	$145.7	$428.3	$478.2

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)				Schedule 5b
(unaudited)

Free cash flow and Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Free cash flow and Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted free cash flow for the three and nine months ended September 30, 2012 is determined by adjusting Free cash flow for merger transaction and integration cash payments associated with the proposed merger between Dex One and SuperMedia, Inc.

Amounts in millions

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Reconciliation of cash flow from operations - GAAP to free cash flow and adjusted free cash flow	2012	2011	2012	2011

Cash flow from operations - GAAP	$97.6	$82.4	$261.4	$295.0
Less: Additions to fixed assets and computer software - GAAP	(5.1)	(4.4)	(17.1)	(19.2)
Free cash flow	92.5	$78.0	244.3	$275.8
Add: Merger transaction and integration cash payments	2.6		2.6
Adjusted free cash flow	$95.1		$246.9

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (6) (7)	September 30, 2012	December 31, 2011
Debt - GAAP	$2,004.7	$2,510.4
Less: Cash and cash equivalents	(95.6)	(257.9)
Net debt	1,909.1	2,252.5
Fair value discount	41.6	63.2
Net debt - eliminating fair value discount	$1,950.7	$2,315.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)	Schedule 5c
(unaudited)

Amounts in millions

Full Year 2012
Reconciliation of adjusted EBITDA outlook - Midpoint to operating income - GAAP outlook	Outlook

Adjusted EBITDA outlook - Midpoint	$550
Less: depreciation and amortization	(415)
Adjusted operating income outlook	135
Less: Stock-based compensation expense and long-term incentive program	(10)
Operating income - GAAP outlook	$125

Full Year 2012
Reconciliation of adjusted free cash flow outlook - Midpoint to cash flow from operations outlook - GAAP	Outlook

Adjusted free cash flow outlook - Midpoint	$335
Plus: Additions to fixed assets and computer software	30
Cash flow from operations outlook - GAAP	$365

DEX ONE CORPORATION
STATISTICAL MEASURES
CALCULATION OF ADVERTISING SALES AND BOOKINGS PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS					Schedule 6
(unaudited)

Amounts in millions, except percentages
	Nine Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Advertising Sales (8)	September 30, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Advertising Sales	$862	$232	$334	$296	$387

Advertising sales percentage change over prior year periods	(14%)	(14%)	(12%)	(16%)	(13%)

	Nine Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
Bookings (8)	September 30, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Bookings:

Print bookings	$644	$200	$206	$237	$253

Digital bookings	208	72	69	67	60

Total Bookings	$852	$272	$275	$304	$313

Bookings percentage change over prior year periods:

Print bookings percentage change	(22%)	(22%)	(24%)	(21%)	(18%)
Digital bookings percentage change	36%	26%	53%	32%	34%

Total bookings percentage change over prior year periods	(13%)	(13%)	(13%)	(13%)	(11%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 7.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 7
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)	Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish. Advertising revenues also include revenues from our Internet-based marketing solutions including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new marketing solutions, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based marketing solutions that are sold with print advertising are recognized under the deferral and amortization method whereby revenues are initially deferred when a directory is published, net of sales claims and allowances, and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to Internet-based marketing solutions that are sold standalone, such as DexNet, are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our marketing solutions that are performance-based are recognized as the service is delivered or fulfilled.

(2)	The Company evaluated the remaining useful lives of definite-lived intangible assets and other long-lived assets during the first quarter of 2012. Based on our evaluation, we reduced the estimated useful lives of our directory services agreements, local and national customer relationships and tradenames and trademarks to a combined weighted average useful life of 9 years. As a result of reducing the estimated useful lives of these intangible assets, the Company expects an increase in amortization expense of $161.6 million and total amortization expense of $349.4 million for 2012.

(3)	The Company concluded there were indicators of impairment as of May 31, 2011. As a result, we performed impairment tests of our goodwill, definite-lived intangible assets and other long-lived assets as of May 31, 2011. The impairment testing results for recoverability of our definite-lived intangible assets and other long-lived assets indicated they were recoverable and thus no impairment test was required as of May 31, 2011. Based upon the testing results of our goodwill, we determined that the remaining goodwill assigned to each of our reporting units was fully impaired and thus recognized an aggregate goodwill impairment charge of $801.1 million during the second quarter of 2011, which was recorded at each of our reporting units.

(4)	On April 19, 2012, the Company utilized cash on hand of $26.5 million to repurchase $98.2 million aggregate principal amount of Dex One senior subordinated notes. On March 23, 2012, the Company utilized cash on hand of $69.5 million to repurchase loans under our credit facilities of $142.1 million. These debt transactions are hereby referred to as the "Debt Repurchases." The Debt Repurchases have been accounted for as an extinguishment of debt resulting in a non-cash, pre-tax gain of $139.6 million during the nine months ended September 30, 2012.

(5)	On February 14, 2011, we completed the sale of substantially all net assets of Business.com. As a result, we recognized a gain on sale of these assets of $13.4 million during the first quarter of 2011.

(6)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $41.6 million at September 30, 2012.

(7)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 6 and represents principal amounts due at maturity.

(8)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based marketing solutions with respect to which such advertising first appeared publicly during the period. In order to calculate a percentage change over prior periods, adjustments have been made to the prior year’s advertising sales in an attempt to create a same store sales metric. Bookings is also a non-GAAP statistical measure and represents sales activity associated with our print directories and Internet-based marketing solutions during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Media Contact:
Chris Hardman, 303-784-1351
chris.hardman@dexone.com
or
Investor Contact:
Cobb Bay Partners
James Gruskin, 800-497-6329
invest@dexone.com